     As filed with the Securities and Exchange Commission on July    , 2000.
                                                                  ---

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                              TRICORD SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                41-1590621
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)

       2905 NORTHWEST BOULEVARD                      JOHN J. MITCHAM
               SUITE 20                  CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER
       PLYMOUTH, MINNESOTA 55441                   2905 NORTHWEST BOULEVARD
            (612) 557-9005                                SUITE 20
    (Address, including zip code,                  PLYMOUTH, MINNESOTA 55441
       and telephone number,                           (612) 557-9005
 including area code, of registrant's        (Name, address, including zip code,
     principal executive  offices)             and telephone number, including
                                               area code, of agent for service)
                                 ---------------
        Approximate date of commencement of proposed sale to the public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                 ---------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE
======================================== ================ =================== ====================== ==================
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF            AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING         AMOUNT OF
      SECURITIES TO BE REGISTERED        REGISTERED (2)     PER SHARE (3)           PRICE (3)        REGISTRATION FEE (3)
---------------------------------------- ---------------- ------------------- ---------------------- ------------------
Common Stock, par value $.01
  per share(1)....................       9,739,000 shares      $16.81            $163,712,590          $43,220.22
======================================== ================ =================== ====================== ==================

(1) Each share of Common Stock includes a right to purchase a fractional share of the Registrant's Series A Junior Preferred Stock, par value $.01 per share (a "Right").
(2) Consists of 9,739,000 shares of common stock to be sold by selling stockholders and an indeterminate number of additional shares as may be issued pursuant to antidilution or other similar rights.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low reported sales prices of the Registrant's Common Stock on July 25, 2000 on the Nasdaq SmallCap Market.

                                 ---------------

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL A REGISTRATION STATEMENT COVERING THE SECURITIES AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY   , 2000

PRELIMINARY PROSPECTUS

                                9,739,000 SHARES


                                 [TRICORD LOGO]

                                  COMMON STOCK

                             -----------------------

The stockholders of Tricord Systems, Inc. named on page 11 of this prospectus under the heading entitled "Selling Stockholders" are offering 9,739,000 shares of our common stock.

The prices at which these selling stockholders may sell their shares will be determined by the prevailing market price for our common stock or in negotiated transactions. We will not receive any proceeds from their sales of such shares, but we are contractually obligated to and will bear certain of the costs relating to the registration of the shares. The shares being offered by this prospectus include shares to be acquired upon the exercise of warrants. We will receive proceeds from the exercise, if any, of warrants held by certain of the selling stockholders.

Our common stock is listed on the Nasdaq SmallCap Market System and trades under the symbol "TRCD." On July 19, 2000, the closing price of a share of our common stock was $20.25.

         THE COMMON STOCK OFFERED INVOLVES A HIGH DEGREE OF RISK. WE REFER YOU TO "RISK FACTORS" BEGINNING ON PAGE 4.

                             -----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             -----------------------

                  THE DATE OF THIS PROSPECTUS IS JULY   , 2000.

                                TABLE OF CONTENTS

                                                                                                                  PAGE

Tricord Systems...................................................................................................3

Risk Factors......................................................................................................4

Warning About Forward-Looking Statements.........................................................................10

Use of Proceeds..................................................................................................10

Selling Stockholders.............................................................................................11

Plan of Distribution.............................................................................................14

Legal Matters....................................................................................................17

Experts..........................................................................................................17

Documents Incorporated By Reference Into This Prospectus.........................................................17

Where You Can Find More Information..............................................................................18

In deciding whether to purchase the shares being offered, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                                  TRICORD SYSTEMS

         We are in the business of providing server appliances with data storage management software. Currently, we are developing server and storage appliances for ISP (Internet Service Providers)/ASP (Application Service Providers)/SSP (Storage Service Providers), applications and general file serving marketplaces. Before 1997, we focused our efforts on designing, manufacturing and selling enterprise servers that were used to support computer programs that were used with Microsoft Windows, Novell NetWare and Unix. In 1997, we changed our strategy to focus on developing software that would be used to manage data storage. In August 1999, we sold the last of our assets that were used in developing and manufacturing enterprise servers, and we are now focused exclusively on developing software technology for storage management and products based on that technology. Because these products are currently under development, we have not yet generated any revenues from the sale of these products.

         Data storage is a critical part of most computing systems, both in terms of cost and in the ability of the computing system to effectively serve the needs of its users. We believe that three major trends in data access and management will necessitate major changes in data storage. The first trend is the growing user demand for large amounts of data and the increasing complexity of applications used to manipulate that data. Reflecting this trend, data storage today can account for up to 70% of the initial cost of a computer system, compared with less than 30% a few years ago.

         The second trend is the increasing costs of managing storage. These costs are growing rapidly and often account for a higher percentage of total costs of ownership than the initial purchase cost of storage.

         The third trend is the increasing acceptance of clustered servers. These computers need access to multiple storage systems providing data as a shared network resource, and this access must be uninterrupted seven days a week, 24 hours a day, 365 days a year, or 7x24x365. Storage needs are also increasingly being met by external storage systems in the Windows NT, UNIX and LINUX environments.

         The operational demands of businesses are not only increasing the complexity of storage management but are also increasing the demand for availability of more and more data, including websites, e-mail, e-commerce, production databases, data marts and support information. This rapidly growing demand creates new requirements that we believe are not addressed adequately by today's storage products. Future storage products will need to provide for the ability to:

         - Separate the application processing from the storage both in terms of the purchase decision and functionality that can provide greater flexibility in configuring the storage system and a wider range of growth options.

         - Aggregate storage beyond a single storage enclosure and expand, without downtime, in varying increments.

         - Provide 7x24x365 availability regardless of whether the failure occurs in the disk, controller, storage system or other source.

         We believe that most data storage products currently available do not adequately address these concerns. Most data storage software used today breaks computer files into blocks of data, which are then stored on one or more storage devices. The location of this data can only be identified when the data is transferred between a server and the storage device. We believe our new software avoids the limitations associated with this existing type of software. Our new software is called Tricord Storage Management Software or "TSMS". TSMS is different from most existing types of data storage management software because of the way it stores data and identifies the location of stored data. Rather than use the block input/output model, TSMS avoids the limitations inherent in such a model by using file-intelligent input/output to manage data.

         We intend to develop products that incorporate TSMS and believe that all TSMS-based products will offer the following benefits:

         - Easier management of attached storage because TSMS manages storage as a single logical unit which allows the system administrator to better manage the allocation of physical storage in storage systems.

         - Seamless scalability and increased availability of storage through the ability to easily add additional storage with little administration and no system downtime.

         We are currently in the process of developing our distribution channels for our TSMS-based products and are pursuing bringing TSMS and TSMS-based server and storage appliances to market, with an initial focus on Linux-based network attached storage appliances. We also intend to pursue various other distribution relationships, which may include partnerships with original equipment manufacturers, storage suppliers, computer system vendors, disk drive manufacturers, and disk controller vendors.

         We are incorporated in Delaware and have our principal executive offices at 2905 Northwest Boulevard, Suite 20, Plymouth, MN 55441. Our telephone number is (612) 557-9005.

                                  RISK FACTORS

         This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus and in the documents to which we refer you under the heading "Documents Incorporated by Reference into this Prospectus" on page 17 before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline, and you may lose part or all of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the market price of our common stock.

RISKS RELATING TO OUR BUSINESS

         WE ARE NOT GENERATING ANY REVENUES FROM PRODUCT SALES, AND WE ARE UNCERTAIN IF OR WHEN WE WILL GENERATE REVENUES FROM THE SALE OF PRODUCTS.

         Since selling the remaining assets associated with our server line of business in August of 1999, we have not generated any revenues from the sale of products. We anticipate that all of our revenues for the foreseeable future will come from TSMS and TSMS-based products. However, because TSMS is still under development, we are currently not selling any products. We cannot be sure if or when the development of TSMS or TSMS-based products will be completed, nor can we be sure that anyone will buy our TSMS-based products once they are ready for sale. Therefore, we cannot assure you that we will generate any revenues from sales of products in the future.

         WE ARE EXPERIENCING INCREASING COSTS AND INCREASING OPERATING LOSSES, AND WE ARE UNCERTAIN THAT WE WILL BE PROFITABLE IN THE FUTURE.

         During 1999, our operating costs rose 88% over our operating costs in 1998 and we anticipate that operating costs in 2000 will be greater than our operating costs in 1999 because we intend to expand our operations. Although our costs are increasing, we are not currently selling any products and therefore our operating losses will continue to grow. During the three year period commencing at the beginning of 1997 (the year we implemented our storage system management software strategy), we have incurred aggregate operating net losses of $20,679,000. Even if we begin selling the products we are developing, we cannot assure you that such sales will be profitable and we therefore may remain unprofitable in the future.

         WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, AND ANY FAILURE TO OBTAIN ADDITIONAL CAPITAL WHEN NEEDED OR
         ON SATISFACTORY TERMS COULD DAMAGE OUR BUSINESS.

         Because we are not generating any revenue through product sales and our costs are increasing, we will need to raise or borrow additional capital in the future to fund our ongoing operations, including continued aggressive product development and marketing. We cannot assure you that when we need to raise any additional capital in the future, we will be able to do so. If we are able to raise additional capital, the terms on we which we obtain financing may not be favorable to us and if we raise capital through one or more equity offerings, it may result in dilution to our stockholders. Any difficulty in obtaining additional financial resources, including the inability to borrow on satisfactory terms, could force us to downsize our operations, prevent us from pursuing our growth strategy or otherwise cause us financial harm.

         WE NEED TO ESTABLISH DISTRIBUTION CHANNELS TO SELL THE PRODUCTS WE ARE DEVELOPING, AND, IF WE ARE UNABLE TO DO SO, WE WILL NOT BE ABLE TO EFFECTIVELY SELL SUCH PRODUCTS AND IT WILL BE DIFFICULT TO GENERATE REVENUE.

         We currently intend to market TSMS and the TSMS-based products we are developing directly and through distribution relationships, which may include partnerships with original equipment manufacturers, storage suppliers, computer system vendors, disk drive manufacturers and other businesses. These potential sales strategies present risks to our business. In order to sell the products we are developing directly, we will need to hire and train a new sales staff, which will increase our sales and marketing expenses. Any sales people that we hire will need to sell an entirely new product to customers in a market in which we have not previously sold, and we cannot assure you that such a sales effort will be successful.

         To sell our TSMS-based products through distribution partnerships, we will need to establish relationships with businesses with whom we do not currently have any relationships. Our failure to establish such relationships on acceptable terms or in sufficient numbers could adversely affect our ability to introduce and market our TSMS products successfully. Even if we do establish such distribution relationships, using other businesses to sell the products we are developing presents several risks to our business. These risks include our inability to control the distributors, our dependence upon their continued commercial success and financial stability, and the possibility that they may be unable to market or sell our products effectively. In addition, we anticipate our agreements with distribution partners will typically be non-exclusive, so they could carry competing product lines, devote their efforts to other products in different markets, reduce or discontinue sales of our products, fail to devote the resources necessary to provide effective sales and marketing support of our products or develop their own competing product lines.

         OUR RESOURCES ARE FOCUSED ON THE DEVELOPMENT AND MARKETING OF A SINGLE TYPE OF NEW SOFTWARE TECHNOLOGY FOR STORAGE MANAGEMENT AND PRODUCTS BASED ON THAT TECHNOLOGY HAVE NOT BEEN PREVIOUSLY USED IN THE MARKETPLACE.

         For the foreseeable future, we expect our revenues, if any, to come from the sales and support of TSMS and TSMS-based products, which we are still developing. Accordingly, our business and future operating results depend on our ability to be able to complete the development and testing of TSMS on a timely basis. We cannot be sure that we will be able to successfully complete the development of TSMS and TSMS-based products or when the development and testing of TSMS and TSMS-based products will be complete. If we fail to successfully complete the development of TSMS and TSMS-based products, we will not have any products to sell. Further, even if we are able to successfully complete the development of TSMS and TSMS-based products, we cannot assure you that there will be any demand in the marketplace for our TSMS-based products. TSMS is a new technology, and therefore it is difficult to ascertain how much, if any, demand there will be for such TSMS-based products.

         WE ARE DEVELOPING A NEW TECHNOLOGY IN A RAPIDLY EVOLVING INDUSTRY WHICH WILL REQUIRE US TO COMPLETE THE DEVELOPMENT OF TSMS ON A TIMELY BASIS AND TO CONTINUALLY ENHANCE TSMS AFTER IT IS COMPLETED AND TO CONTINUALLY DEVELOP AND ENHANCE NEW PRODUCTS.

         The market for storage products is characterized by rapid technological change and evolving industry standards and is expected to remain highly competitive with respect to product development and innovation. If we experience delays during the development or testing of TSMS or our TSMS-based products, changes in technology or industry standards could result in our products becoming obsolete before we begin to sell them. TSMS and TSMS-based products may also become obsolete or unmarketable if our competitors introduce better technologies. Our success is dependent in part upon our ability to anticipate changes in technology and industry standards and to continually and successfully develop and introduce new and technologically-enhanced products on a timely basis. If we fail to anticipate or respond to technological developments or customer requirements, or if we are significantly delayed in developing and introducing products, our business may suffer. If any technology that is competing with ours proves to be more reliable, higher performing, less expensive or has other advantages over our technology, then the demand for our TSMS-based products could decrease.

         WE ARE A NEW ENTRANT IN A MARKETPLACE THAT HAS SHOWN A GENERAL RELUCTANCE TO NEW ENTRANTS AND WE WILL BE COMPETING WITH SEVERAL OTHER COMPANIES WITH MORE EXPERIENCE.

         We have not previously sold TSMS-based products, and due to the sensitivity of data, customers purchasing products for use in data storage have shown a tendency to purchase products from companies with established reputations in this marketplace. Although we believe that we are well-positioned to capture a significant portion of the market, established product channels and product bundling arrangements from our competitors with established reputations may impede our ability to compete and hinder market acceptance of the TSMS products that we are developing. Our ability to gain widespread market acceptance of these products may require the endorsement of industry leaders. We cannot assure you that we will be able to obtain such endorsements or, even if we obtain them, that such endorsements will be effective. We cannot assure you that we will be able to compete successfully against our competitors. Increased competition may result in our inability to sell any products that we develop or could prevent us, even if we are able sell such products, from selling them at profitable prices.

         THE SOFTWARE THAT WE ARE DEVELOPING IS COMPLEX, HAS NOT PREVIOUSLY BEEN USED BY ANYONE AND IS SUBJECT TO RISK OF DEFECTS AND BUGS.

         Software, such as TSMS, often contains undetected errors when first introduced. In addition, to the extent that we may have to enhance or modify TSMS to allow it to operate in new environments, the possibility for program errors and failures may increase due to factors such as the use of new technologies or the need for more rapid product development that is characteristic of the marketplace in which we operate. Despite our testing of TSMS, it may still contain errors after commercial shipment. The occurrence of such errors could result in the delay or failure of market acceptance of TSMS, which would have a harmful effect on our business and financial condition.

         Although we anticipate that the agreements we will use to license TSMS will contain provisions designed to limit our exposure to potential product liability claims, it is possible that such limitation of liability provisions may not be effective as a result of existing or future laws or unfavorable judicial decisions. Because we anticipate that TSMS will be used in business-critical applications, any failures of products using this software may give rise to product liability claims, which would have a harmful effect on our business and financial condition.

         OUR BUSINESS DEPENDS ON THE ACCEPTANCE OF OPERATING SYSTEM SOFTWARE FOR WHICH WE HAVE NO RESPONSIBILITY OR CONTROL.

         TSMS and TSMS-based products are designed to be used with operating systems that are designed and manufactured by companies other than us. The first TSMS-based products that we intend to market will be designed to be used with the Linux operating system and future TSMS-based products we intend to sell may be designed to be used in operating environments using Windows NT and UNIX. Therefore, our business depends on the acceptance of Linux, Windows NT and UNIX to run computer networks. If the market acceptance of any of these operating systems fails to increase for any reason, our ability to sell our TSMS-based products will be hurt. Because we have no control over the market acceptance of any of this operating software or their manufacturers, our ability to generate revenues will be largely dependent on the ability and desire of such manufacturers to continue to offer quality products that fulfill market demand.

         WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.

         We believe that protecting our proprietary technology is important to our success and competitive positioning. We have been granted one U.S. patent in the core distributed file system technology and we currently have additional United States patent applications pending with respect to TSMS to protect our intellectual property rights. There can be no assurance, however, that any of these patent applications will result in issued patents or that any such patents, if issued, will be held to be valid or will otherwise be of value to us. We also rely on a combination of trade secret and other intellectual property law, nondisclosure agreements and other protective measures to establish and protect our proprietary rights in our intellectual property. We cannot be certain that the steps we take to protect our intellectual property will adequately protect our proprietary rights, that others will not independently develop or otherwise acquire equivalent or superior technology or that we can maintain any of our technology as trade secrets. We also cannot be certain that the use of our TSMS and TSMS-based products with open source software will not subject us to claims that our software should be made available to the public. In addition, the laws of some of the countries in which TSMS and TSMS-based products may be sold may not protect our systems and intellectual property to the same extent as the United States or at all. Our failure to protect our intellectual property rights could have a material adverse effect on our business, results of operations and financial condition.

         OTHERS MAY ASSERT INTELLECTUAL PROPERTY CLAIMS AGAINST US.

         We cannot be certain that we have not infringed the proprietary rights of others. Any such infringement could cause third parties to bring claims against us, resulting in significant costs, possible damages and substantial uncertainty. We could also be forced to develop a non-infringing alternative that could be costly and time-consuming, or to license, develop or procure an alternative product at significant expense. If we are unable to do so, our business and financial condition will suffer.

         IF WE FAIL TO ATTRACT AND RETAIN HIGHLY SKILLED MANAGERIAL AND TECHNICAL PERSONNEL, WE MAY FAIL TO REMAIN COMPETITIVE.

         Our future success depends, in significant part, upon retaining the continued service and performance of our senior management, team members, consultants and other key personnel as well as our continued ability to attract and recruit qualified personnel. Losing the services of any member of our management team could impair our ability to effectively manage our company and to carry out our business plan. In addition, competition for skilled technical employees in our industry is intense. If we cannot attract and retain sufficient qualified technical employees, we may be unable to effectively develop and deliver competitive products to the market.

RISKS RELATED TO THIS OFFERING

         POSSIBLE ISSUANCE OF UNDESIGNATED PREFERRED SHARES.

         Our Board of Directors has authority, pursuant to our Certificate of Incorporation, to issue up to 2,500,000 undesignated shares of capital stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any undesignated shares that may be created and issued in the future. The issuance of undesignated shares could have the effect of delaying, deferring or preventing a change in control of our company.

         THERE ARE ANTI-TAKEOVER PROVISIONS THAT COULD DISCOURAGE OR PREVENT A TAKEOVER, EVEN IF AN ACQUISITION WOULD BE BENEFICIAL TO OUR STOCKHOLDERS.

         We are governed by Delaware law, which contains provisions that could have the effect of discouraging others from making tender offers for our common stock. In addition, we have adopted a rights agreement which would cause substantial dilution to any person or group that attempts to acquire our company on terms not approved in advance by our board of directors. Our rights plan and these provisions in Delaware law may prevent our stock price from increasing substantially in response to actual or rumored takeover attempts.

         WE DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS; THEREFORE, ANY GAINS FROM YOUR INVESTMENT IN OUR COMMON STOCK WILL HAVE TO COME FROM INCREASES IN ITS MARKET PRICE.

         We currently intend to retain any future earnings for use in our business and do not anticipate paying any cash dividends in the foreseeable future. Therefore, any gains from your investment in our common stock will have to come from increases in its market price.

         OUR STOCK PRICE MAY BE VOLATILE.

         The market price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

         - successful and timely completion of the development of TSMS and TSMS-based products;

         -        marketplace acceptance of TSMS products;

         - announcements of significant events, such as entering into a distribution relationship or business combination;

         - developments or disputes concerning patent or proprietary rights;

         - announcements of technological innovations or new products by us or our competitors;

         - general market conditions of computer technology driven companies;

         -        economic conditions in the United States or abroad;

         -        actual or anticipated fluctuations in our operating results;

         -        broad market fluctuations; and

         -        changes in financial estimates by securities analysts.

                    WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus and the documents to which we refer you under the heading "Documents Incorporated by Reference into this Prospectus" contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us.

         You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including the factors set forth under the heading "Risk Factors," beginning on page 4 of this prospectus. These and other factors may cause our actual results to differ materially from any forward-looking statement.

         Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus and the documents to which we refer you under the heading "Documents Incorporated by Reference into this Prospectus" and other statements made from time to time from us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions by us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and other statements made from time to time from us or our representatives, might not occur. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by the selling stockholders. This offering satisfies our obligations to register under the Securities Act of 1933 the resale of shares of our common stock in accordance with an amended and restated investors' rights agreement between the selling stockholders and us. This offering also includes common stock that will be issued to certain of the selling stockholders who hold warrants and choose to exercise them. We will receive proceeds from the exercise, if any, of warrants held by these selling stockholders. Any funds received upon exercise of the warrants, will be used for general corporate purposes, including ongoing development of TSMS and TSMS-based products.

                   RESALE OF SHARES COVERED BY THIS PROSPECTUS


         This Prospectus covers the resale by the selling stockholders listed in the table under the heading "Selling Stockholders" of up to 9,739,000 shares of our common stock, 2,850,000 shares of which are shares that unless amended or supplemented appropriately, may be issued upon exercise of outstanding warrants held by such stockholders. This Prospectus does not cover the sale of shares by any person other than a person listed in the table under the heading "Selling Stockholders." If a selling stockholder transfers a warrant, the transferee of the warrant may not sell the shares of common stock issuable upon exercise of the warrants pursuant to this Prospectus unless we appropriately amend or supplement this Prospectus.


                              SELLING STOCKHOLDERS

         The following table sets forth information known to Tricord Systems with respect to the beneficial ownership of our common stock as of May 23, 2000 by the selling stockholders. In accordance with the rules of the SEC, beneficial ownership includes the shares issuable pursuant to warrants that are exercisable within 60 days of May 23, 2000. Shares issuable pursuant to warrants are considered outstanding for computing the percentage of the person holding the warrants and convertible securities but are not considered outstanding for computing the percentage of any other person. The number of shares of common stock outstanding after this offering includes 2,850,000 shares issuable upon exercise of warrants.

         The percentage of beneficial ownership for the following table is based on 24,258,868 shares of common stock outstanding as of May 23, 2000 and 27,108,868 shares of common stock outstanding after the completion of this offering. To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

         Except as set forth below, none of the selling stockholders has had any position, office or other material relationship with Tricord Systems within the past three years. The table assumes that the selling stockholders sell all of the shares offered by them in this offering. However, we are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. We will not receive the proceeds of any shares sold under this prospectus.

                                                  Shares Beneficially Owned      Shares          Shares Beneficially Owned
Name and Address of                                  Before the Offering          Being             After the Offering
Beneficial Owner                                   Number       Percentage       Offered           Number     Percentage
----------------                                   ------       ----------       -------           ------     ----------

Abernathy Group Long Term Capital (1)              125,000         0.5%          125,000              0          0.0%
Partners General Partner, LLC
     Suite 3800
     20 Exchange Place
     New York, NY 10005

Murry Bowden                                        80,000         0.3%           80,000              0          0.0%
     5847 San Felipe
     Suite 3600
     Houston, TX  77057


                                                  Shares Beneficially Owned      Shares          Shares Beneficially Owned
Name and Address of                                  Before the Offering          Being             After the Offering
Beneficial Owner                                   Number       Percentage       Offered           Number     Percentage
----------------                                   ------       ----------       -------           ------     ----------


James Braniff III                                   65,000         0.3%           65,000              0          0.0%
     1330 Post Oak Blvd.
     Suite 2200
     Houston, TX  77056

Jesus David Cabello (2)                            625,000         2.6%          500,000        125,000          0.5%
     18207 Theiss Mail Route Road
     Spring, TX  77379

Joseph Rodney Canion (3)                         4,281,500         16.3%       4,000,000        281,500          1.0%
     Insource, Inc.
     5 Post Oak Park
     Suite 1655
     Houston, TX 77027

H. Scott Caven, Jr.                                 49,000         0.2%           49,000              0          0.0%
     2169 Troon Road
     Houston, TX  77109

Kathleen Clark (4)                                  81,900         0.3%           50,000         31,900          0.1%
     5025 Doliver Drive
     Houston, TX  77056

Alfred L. Deaton III                                81,000         0.3%           81,000              0          0.0%
     408 Little John Lane
     Houston, TX  77024

Jack and Nancy Dinerstein Family Investment        105,000         .4%           105,000              0          0.0%
Partnership Ltd.
     Jack Dinerstein
     6363 Woodway
     Suite 1000
     Houston, TX  77056

James Easterling                                   181,000         0.7%          170,000         11,000          0.1%
     1800 St. James Place
     Suite 206
     Houston, TX  77056

James M. Harris                                    400,000         .6%           400,000              0          0.0%
     7884 Eagle Lane
     Suite 100
     Spring, TX  77379

Timothy Harris                                     250,000         1.0%          250,000              0          0.0%
     11819 Primwood Drive
     Houston, TX  77070


                                                  Shares Beneficially Owned      Shares          Shares Beneficially Owned
Name and Address of                                  Before the Offering          Being             After the Offering
Beneficial Owner                                   Number       Percentage       Offered           Number     Percentage
----------------                                   ------       ----------       -------           ------     ----------


Gerdes Huff Investments                            112,500         0.5%          112,500              0          0.0%
     Larry Gerdes
     3353 Peachtree Road NE
     Suite 1030
     Atlanta, GA  30326

William D. Leven                                    65,000         0.3%           65,000              0          0.0%
     1815 North Blvd.
     Houston, TX  77098

Donald L. Lucas (5)                                398,030         1.9%          300,000         98,030          0.3%
     Sand Hill Financial
     3000 Sand Hill Road
     #3-210
     Menlo Park, CA  94025

Oppenheimer Variable Account Funds for the       1,875,000         7.7%        1,875,000              0          0.0%
account of Oppenheimer Aggressive Growth
Fund
     c/o OppenheimerFunds, Inc.
     Attn:  Banking Operations
     6803 South Tucson Way
     Englewood, CO 80112

Wit SoundView Corp.                                136,500         .6%           136,500              0          0.0%
     Tim Dunham
     22 Gatehouse Road
     Stamford, CT  06902

Lewis J. Schrock                                   100,000         0.4%          100,000              0          0.0%
     Questia
     3 Greenway Plaza
     Suite 1700
     Houston, TX  77046

Joseph M. Schwartz                                  25,000         0.1%           25,000              0          0.0%
     Schwartz, Page & Harding
     1300 Post Oak Road Blvd.
     Suite 1400
     Houston, TX  77056

Hartford Capital Appreciation Fund               1,212,500         5.0%        1,212,500              0          0.0%
     c/o Wellington Management
     Company, LLP
     75 State Street
     Boston, MA  02109
     Attn:  Tina Raymond


                                                  Shares Beneficially Owned      Shares          Shares Beneficially Owned
Name and Address of                                  Before the Offering          Being             After the Offering
Beneficial Owner                                   Number       Percentage       Offered           Number     Percentage
----------------                                   ------       ----------       -------           ------     ----------


Hazelbrook Partners, L.P.                           37,500         0.2%           37,500              0          0.0%
     c/o Wellington Management
     Company, LLP
     75 State Street
     Boston, MA  02109
     Attn:  Sean Higgins



(1) Held in the name of the Abernathy Group Long Term Capital Partners General Partner, LLC.

(2) Mr. Cabello served as the General Counsel of the Company from December 1998 - February 2000, as Secretary of the Company from February 1999 - February 2000 and as Interim Chief Financial Officer from April 1999 - July 1999.

(3) Mr. Canion has served as Co-Chief Executive Officer of the Company since May 1999.

(4) Ms. Clark served as Vice President, Marketing of the Company from December 1998 - February 2000.

(5) Mr. Lucas has served as a director of the Company since 1992. Mr. Lucas shares are comprised of 285,530 shares held in the name of the Donald L. Lucas Profit Sharing Trust, for which Mr. Lucas serves as a Trustee and 112,500 shares held in the name of the Richard M. Lucas Cancer Foundation, for which Mr. Lucas serves as chairman of the board.

                              PLAN OF DISTRIBUTION

         The selling stockholders purchased the shares of our common stock that they are now selling from us in private transactions between the selling stockholders and us.

         The selling stockholders named in the table above or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. All of such persons are "selling stockholders" as that term is used in this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. If a selling stockholder transfers a warrant, the transferee of the warrant may not sell the shares of common stock issuable upon exercise of the warrants pursuant to this Prospectus unless we appropriately amend or supplement this Prospectus.

         Sales by the selling stockholders may be made through the Nasdaq SmallCap Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

         - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         - privately negotiated transactions.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

         We have been advised by the selling stockholders that they have not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale.

         In connection with distributions of the shares or otherwise, the selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

         - enter into transactions involving short sales of the shares of common stock by broker-dealers;

         - sell shares of common stock short and redeliver these shares to close out the short position;

         - enter into option or other types of transactions that require the selling stockholders to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

         - loan or pledge shares of common stock to a broker dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders or the purchasers of the common stock in amounts to be negotiated in connection with the sale. Broker-dealers and any other participating broker-dealers may be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with the sales, and any commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders have advised us that during the time that they may be engaged in the attempt to sell registered shares, the selling stockholders will:

         - not engage in any stabilization activity in connection with any of Tricord Systems' securities;

         - not bid for or purchase any of Tricord Systems' securities or any rights to acquire Tricord Systems' securities, or attempt to induce any person to purchase any of Tricord Systems' securities or rights to acquire Tricord Systems' securities other than as permitted under the Exchange Act;

         - not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof; and

         - effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transactions where no broker or other third party (other than the purchaser) is involved.

         This offering will terminate on the earlier to occur of:

         - the date on which all shares offered have been sold by the selling stockholders; or

         - the date on which the shares may be sold by the selling stockholders under Rule 144(k) of the Securities Act of 1933.

         We will pay the expenses of registering the shares under the Securities Act of 1933, including registration and filing fees, printing expenses, fees and disbursements of our counsel and accountants, all of our internal expenses, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. In addition, we will also pay for the cost of one counsel that is selected by the stockholders who hold a majority of the shares being registered on this registration statement. The selling stockholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents and all transfer taxes, as well as fees and disbursements for any other legal counsel retained by the selling stockholders that is in addition to the legal counsel we are responsible for paying.

         Upon the occurrence of any of the following events, this prospectus will be amended or supplemented to include additional disclosure before offers and sales of the securities in question are made:

         - to the extent the securities are sold at a fixed price or at a price other than the prevailing market price, the price would be set forth in the prospectus;

         - if the securities are sold in block transactions and the purchaser acting in the capacity of an underwriter wishes to resell, the arrangements would be described in the prospectus;

         - if the selling stockholders sell to a broker-dealer acting in the capacity as an underwriter, the broker-dealer will be identified in the prospectus; and

         - if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction would be included in the prospectus.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Palo Alto, California.


                                     EXPERTS

         Our consolidated financial statements and related financial statement schedule, which are included or incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers, LLP, given on authority of said firm as experts in accounting and auditing.

            DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

         The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents:

         - our Annual Report on Form 10-K for the year ended December 31, 1999;

         - our Quarterly Report on Form 10-Q for the quarter ended March 31,
           2000;

         - our current report on Form 8-K, as filed with the SEC on April 21, 2000;

         - our registration statement on Form S-1, which describes our common stock, including any subsequent amendments or reports filed for the purpose of updating such description; and

         - our registration statement on Form 8-A, which describes our Series A preferred stock, including any subsequent amendments or reports filed for the purpose of updating such description.

         We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the distribution is completed. Our SEC file number is 0-21366.

         You may request a copy of these filings, at no cost, by contacting us at:

                  Tricord Systems, Inc.
                  Attention:  Investor Relations
                  2905 Northwest Boulevard, Suite 20
                  Plymouth, MN  55441
                  Telephone number:  (612) 557-9005

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the SEC:

Judiciary Plaza            Citicorp Center             7 World Trade Center
450 Fifth Street, N.W.     500 West Madison Street     Suite 1300
Washington, D.C. 20549     Chicago, Illinois 60621     New York, New York 10048

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy statements and other information regarding us. The address of the SEC web site is http://www.sec.gov. The Securities Act file number for our SEC filings is 0-27600.

         Tricord Systems has filed a registration statement on Form S-3 under the Securities Act with the Securities and Exchange Commission with respect to the shares to be sold by the selling stockholders. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

                              --------------------

         This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make an offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated herein by reference or in our affairs since the date of this prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The aggregate estimated expenses (except the SEC registration fee, which is an actual expense) to be paid by the registrant in connection with this offering are as follows:



         Securities and Exchange Commission registration fee...........................          $ 43,220
         Accounting fees and expenses..................................................            10,000
         Legal fees and expenses.......................................................            50,000
         Miscellaneous.................................................................             3,000
                                                                                                 --------
                  Total................................................................          $106,220
                                                                                                 ========



         Note: None of the expenses listed above will be borne by the selling stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145, including liabilities under the Securities Act.

         Article VIII of the Company's Bylaws and Article VIII of the Company's Certificate of Incorporation provides (a) for indemnification of the Company's officers and directors to the full extent allowed by Delaware law and (b) that the Company's directors do not have personal liability to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for willful or negligent violations of certain provisions under the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article VIII of the Bylaws and Article VIII of the Certificate of Incorporation, directors do not have any personal liability to the Company or its stockholders for any violation of their fiduciary duty. The Company has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the DGCL and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of the Company.

         The Company has entered into indemnification agreements (collectively, the "Indemnification Agreements") with certain of its directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The Indemnification Agreements require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from certain claims initiated by the director, claims made not in good faith to enforce or interpret the indemnification agreement and liabilities arising under Section 16(b) of the Exchange Act) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         The Company believes that the Indemnification Agreements are necessary to attract and retain qualified persons as directors. The foregoing represents a summary of the general effect of the DGCL, the Company's Bylaws and Certificate of Incorporation, the Company's directors and officers liability insurance coverage and the Indemnification Agreements for purposes of general description only.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit   Description of Exhibit

4.1       Certificate of Incorporation of Tricord Systems, Inc.
          (incorporated by reference to exhibits to Tricord Systems' Registration Statement on Form S-1 (File No. 33-48733)).

4.2 Amendment to Certificate of Incorporation of Tricord Systems, Inc. (incorporated by reference to the exhibits to Tricord's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999
          (file No. 0-21366)).

4.3 Bylaws of Tricord Systems, Inc. (incorporated by reference to the exhibits to Tricord Systems' Registration Statement on Form S-1 (File No. 33-48733)).

4.4 Rights Agreement, dated as of October 25, 1994, between Tricord Systems and Norwest Bank Minnesota, N.A. (incorporated by reference to the exhibits to Tricord Systems' Annual Report on Form 10-K for the year ended December 31, 1995 (file No. 0-21366)).

4.5 Amendment to Rights Agreement, dated as of January 30, 1999, between Tricord Systems and Norwest Bank Minnesota, N.A. (incorporated by reference to the exhibits to Tricord Systems' Annual Report on Form 10-K for the year ended December 31, 1998 File No. 0-21366)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1      Consent of Oppenheimer Wolff & Donnelley LLP (included in Exhibit
          5.1).

23.2      Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

24.1      Powers of Attorney (filed herewith electronically).

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota.

Dated: July 26, 2000           TRICORD SYSTEMS, INC.

                               By: /s/ JOHN J. MITCHAM
                                  ----------------------------------------------
                               John J. Mitcham
                               Chairman of the Board, Co-Chief Executive Officer

                               POWERS OF ATTORNEY
     Each person whose signature appears below constitutes and appoints John J. Mitcham and Steven E. Opdahl, and either of them, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 26, 2000 by the following persons in the capacities indicated.

Signature                                            Title

/s/ JOHN J. MITCHAM
----------------------------      Chairman of the Board and Co-Chief
John J. Mitcham                   Executive Officer (Principal Executive Officer
                                  and Director)


/s/ STEVEN E. OPDAHL
----------------------------      Chief Financial Officer (Principal Financial
Steven E. Opdahl                  and Accounting Officer)


/s/ YUVAL ALMOG
----------------------------      Director
Yuval Almog

/s/ TOM R. DILLON
----------------------------      Director
Tom R. Dillon

/s/ DONALD L. LUCAS
----------------------------      Director
Donald L. Lucas

/s/ FRED G. MOORE
----------------------------      Director
Fred G. Moore

                                  EXHIBIT INDEX

Item No.        Description                                       Method of Filing
--------        -----------                                       ----------------
4.1             Certificate of Incorporation of Tricord
                Systems ...............................           Incorporated by reference to the exhibits
                                                                  to Tricord Systems' Registration
                                                                  Statement on Form S-1 (File No. 33-
                                                                  48733).

4.2             Amendment to Certificate of
                Incorporation of Tricord Systems ......           Incorporated by reference to the exhibits
                                                                  to Tricord Systems' Quarterly Report on
                                                                  Form 10-Q for the quarter ended March
                                                                  31, 1999 (file No. 0-21366).

4.3             Bylaws of Tricord......................           Incorporated by reference to the exhibits
                                                                  to Tricord Systems' Registration
                                                                  Statement on Form S-1 (File No. 33-
                                                                  48733).

4.4             Rights Agreement, dated as of October
                25, 1994, between Tricord Systems and
                Norwest Bank Minnesota, N.A............           Incorporated by reference to the exhibits
                                                                  to Tricord Systems' Annual Report on
                                                                  Form 10-K for the year ended December
                                                                  31, 1995 (file No. 0-21366).
4.5             Amendment to Rights Agreement, dated
                as of January 30, 1999, between Tricord
                Systems and Norwest Bank Minnesota,
                N.A....................................           Incorporated by reference to the exhibits
                                                                  to Tricord Systems' Annual Report on
                                                                  Form 10-K for the year ended December
                                                                  31, 1998 (file No. 0-21366).

5.1             Opinion and Consent of Oppenheimer
                Wolff & Donnelly, LLP..................           Filed herewith electronically.

23.1            Consent of Oppenheimer Wolff &
                Donnelly, LLP..........................           Included in Exhibit 5.1.

23.2            Consent of PricewaterhouseCoopers
                LLP....................................           Filed herewith electronically.

24.1            Powers of Attorney.....................           Filed herewith electronically.
